Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in Amendment No.1 to this Registration Statement of iMedia International, Inc. on Form SB-2 (No.333-128643) of our report, dated February 25, 2005, except Note 2, as to which the date is April 17, 2006, (which includes an emphasis paragraph relating to uncertainty as to the Company’s ability to continue as a going concern), appearing in the prospectus, which is part of this registration statement.
We also consent to the reference to our firm under the caption “Experts” in such Prospectus.
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
May 4, 2006